================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CITADEL HOLDING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          CITADEL HOLDING CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 18, 1996

To the Stockholders:

  The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Delaware corporation ("Citadel"), will be held at the Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California on December 18, 1996, at 10:00 a.m. local time, subject to adjournment or postponement, for the following purposes:

    1. To elect four directors to the Board of Directors of Citadel (the "Board of Directors") to serve until the 1997 Annual Meeting of Stockholders; and

    2. To transact such other business as may properly come before the Annual Meeting.

  Only holders of record of the voting stock of Citadel on November 6, 1996 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting. Citadel shall make available for examination at its principal executive offices located at 550 S. Hope St., Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ S. CRAIG TOMPKINS

                                          S. CRAIG TOMPKINS
                                          Corporate Secretary

Los Angeles, California
November 14, 1996

                            YOUR VOTE IS IMPORTANT.
      TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY
          CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 18, 1996

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Delaware corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the nominees for director as identified on such card and FOR each of the other proposals on such card. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgments with respect to any other matters that may properly come before the Annual Meeting.

  Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

  The mailing address of the principal executive offices of Citadel is 550 South Hope St., Suite 1825, Los Angeles, California 90071, and its telephone number is (213) 239-0540. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is November 14, 1996.

RECORD DATE AND VOTING

  Only stockholders of record on November 6, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 6,003,924 shares of Citadel common stock, par value $.01 per share ("Common Stock"), and 1,329,114 shares of Citadel Series B 3% Cumulative Voting Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock," and together with the Common Stock, the "Voting Stock"). Each share of Voting Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  The holders of the majority of the outstanding shares of Citadel Voting Stock, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but which have not been voted for a specific proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes of the shares of Citadel Voting Stock present in person or represented by proxy at the Annual Meeting.

  With regard to Proposal 1 (election of directors), votes may either be cast in favor of the nominees named herein or be withheld. Votes withheld will not be counted towards a nominee's achievement of a plurality.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by Citadel. Following the mailing of this Proxy Statement, directors, officers and regular employees of Citadel may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by Citadel for their reasonable charges and expenses in connection therewith.

  In addition, Citadel has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record to forward proxy soliciting material to the beneficial owners of such shares. Citadel has agreed to pay CIC $2,500 plus out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the Annual Meeting, stockholders of Citadel will be asked to vote on the election of four directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel.

  To fill these four board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below (the "Board Nominees") and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 1997 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

  Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Cotter, Tompkins, Simon and Villasenor. For a description of each nominee's principal occupation and business experience during the last 5 years and present directorships, please see below.

BOARD NOMINEES

                                                                        FIRST
                                                                        BECAME
          NAME          AGE            CURRENT OCCUPATION              DIRECTOR
          ----          ---            ------------------              --------
 James J. Cotter         58 Chairman of the Board of Citadel,            1986
                             Chairman of the Board of Craig
                             Corporation ("Craig") and Chairman of
                             the Board of Reading Entertainment,
                             Inc. ("Reading Entertainment")
 S. Craig Tompkins       45 Corporate Secretary/Treasurer and            1993
                             Principal Accounting Officer of
                             Citadel, Vice Chairman of the Board of
                             Citadel, President and Director of
                             Craig, President and Director of
                             Reading Entertainment, and Director of
                             G&L Realty Corp.
 Ronald I. Simon         58 Private Investor/Financial Consultant,       1995
                             Chairman and Chief Financial Officer of
                             Sonant Corporation, Director of each of
                             Softnet Systems, Inc. and Westcorp
                             Investments
 Alfred Villasenor, Jr.  66 President of Unisure Insurance Services,     1987
                             Incorporated

  Mr. Cotter was first elected to the Board in 1986, and resigned in 1988. He was re-elected to the Board in June 1991, named Acting Chairman of the Board of Directors of Citadel and Fidelity Federal Bank, a federal savings bank previously owned by Citadel ("Fidelity"), in October 1991, and named Chairman of the Board of Citadel on June 5, 1992. Mr. Cotter has been Chairman of the Board of Craig since 1988 and a Director of that company since 1985. He is also the Executive Vice President and a Director of The Decurion Corporation

(motion picture exhibition). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter is also a Director and Executive Vice President of Pacific Theatres, Inc., a wholly-owned subsidiary of The Decurion Corporation. Mr. Cotter has been the Chief Executive Officer and a Director of Townhouse Cinemas Corporation (motion picture exhibition) since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a general partner in Hecco Ventures I, a California General Partnership and a general partner in Hecco Ventures II, a California General Partnership (Hecco I and Hecco II are involved in investment activities), and has been a Director of Stater Bros., Inc. (retail grocery) since 1987. Since October 1996, Mr. Cotter has served as a Director and Chairman of the Board of Reading Entertainment (motion picture and real estate), which company was formed pursuant to a reorganization of Reading Company, effective October 1996, and whose common stock is listed on NASDAQ and the Philadelphia Stock Exchange. Since 1990, Mr. Cotter has also served as a Director of Reading Company, currently a wholly-owned subsidiary of Reading Entertainment, and, since 1991, as the Chairman of the Board of that company. Craig owns approximately 77.4% of the voting power of the outstanding capital stock of Reading Entertainment.

  Mr. Simon is a financial consultant and private investor. He is currently Chairman and Chief Financial Officer of Sonant Corporation, a manufacturer of interactive voice response equipment. Mr. Simon is also presently a Director of each of Softnet Systems, Inc. and Westcorp Investments, a wholly-owned subsidiary of Westcorp. Formerly, Mr. Simon was the Managing Director of the Henley Group, Inc., and a Director of Craig from 1987-1990 and a Director of Reading Company from 1989-1995.

  Mr. Tompkins was a partner of Gibson, Dunn & Crutcher until March 1993 when he resigned to become President of each of Craig and Reading Company. Mr. Tompkins has served as a Director of each of Craig and Reading Company since February 1993, and has served as a Director of Reading Entertainment since October 1996. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp., a New York Stock Exchange listed real estate investment trust, in December of 1993, and was elected Vice Chairman of the Board of Citadel in July of 1994. Mr. Tompkins also serves as the Corporate Secretary/Treasurer and Principal Accounting Officer for Citadel.

  Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation which has specialized in life, business life and group health insurance for over 35 years. He is also a general partner in the 2368 Torrance Partnership, a California real estate holding company. Mr. Villasenor served on the Board of Directors of ELAR, a reinsurance company from 1986 to 1991. In 1987, Mr. Villasenor was elected to the Board of Citadel and Fidelity. He served on the Board of Fidelity until 1994. Mr. Villasenor also served as a Director of Gateway Investments, Inc. (a wholly owned subsidiary of Fidelity) from June 22, 1993 until February 24, 1995.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED
ABOVE.

                       DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

  The officers of Citadel currently include Steve Wesson and S. Craig
Tompkins.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1995, there were six (6) meetings of the Board of Directors of Citadel. All directors, other than Mr. Cotter, attended at least 75% of the meetings of the Board of Directors, after the election of such individuals to the Board.

  Citadel currently has standing Audit, Executive, Conflicts and Compensation Committees. The Board of Directors does not have a nominating committee.

  The members of the Audit Committee are Ronald I. Simon and Alfred Villasenor, Jr. The Audit Committee held one (1) meeting during 1995. The Audit Committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of Citadel and its subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the Company's independent accountants; monitors and reviews the quality and activities of the Company's independent accountants; and, monitors the adequacy of the Company's operating and internal controls as reported by management and the independent accountants.

  The members of the Executive Committee are James J. Cotter, Ronald I. Simon and S. Craig Tompkins. The Executive Committee held no meetings during 1995. The Executive Committee exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.

  The members of the Conflicts Committee, which was established in August 1995, are Ronald I. Simon and Alfred Villasenor, Jr. The Conflicts Committee held no meetings during 1995. The Conflicts Committee was chartered to consider and make recommendations with respect to all matters as to which one or more directors may have conflicts of interest.

  From August 4, 1994 to August 31, 1995, Citadel dissolved its Compensation Committee and the entire Board of Directors took responsibility for the compensation decisions. On August 31, 1995, the Compensation Committee was reinstituted and is currently comprised of James J. Cotter and Alfred Villasenor, Jr. It is currently Citadel's policy that directors who are executive officers and whose compensation is at issue are not involved in the discussion of, or voting on, such compensation. The Compensation Committee held no meetings during 1995. The Compensation Committee is responsible for recommending to the Board of Directors remuneration for executive officers of Citadel.

COMPENSATION OF DIRECTORS

  Other than the Chairman of the Board, directors who are not officers or employees of the Company receive for their services as a director, an annual retainer of $15,000 plus $1,500 if serving as a Committee Chairman and $800 for each meeting attended in person (or $300 in the case of telephonic meetings). The Chairman of the Board receives $45,000 annually. Mr. Tompkins receives no compensation for his services as an executive officer, but received director's fees for his services as Vice Chairman in the amount of $35,000 with respect to 1995.

  Additionally, pursuant to the Citadel Holding Corporation 1996 Nonemployee Director Stock Option Plan effective October 1996 (the "1996 Stock Option Plan"), each director of the Company who is not an employee or officer (for purposes of the 1996 Stock Option Plan, the Chairman of the Board and the Principal Accounting Officer of Citadel are deemed officers of the Company) of the Company shall, upon becoming a member of the

Board of Directors, automatically be granted immediately vested options to purchase 10,000 shares of Common Stock at an exercise price that is greater or less than the fair market value (as such term is defined in the 1996 Stock Option Plan) per share of Common Stock on the date of grant by an amount equal to the amount by which $3.00 per share is greater or less than the fair market value per share of Common Stock on the effective date of the 1996 Stock Option Plan (the "Plan Effective Date"). The non-officer directors who were incumbent on the Plan Effective Date (Messrs. Simon and Villasenor) received immediately vested options to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share.

  In addition to the fees described above, during 1995, the Board of Directors authorized a payment of $192,500 to Mr. Cotter, the Chairman of the Board, and $60,000 to Mr. Tompkins in recognition of their past services to the Company with respect to the restructuring of Fidelity.

                            EXECUTIVE COMPENSATION

  The federal proxy disclosure regulations require Citadel to disclose certain specific information with respect to executive compensation in this Proxy Statement.

SUMMARY COMPENSATION TABLE

  The Summary Compensation Table sets forth the compensation earned during the years ended December 31, 1995, 1994 and 1993 by the Chief Executive Officer of the Company.

                                                                 LONG-TERM
                                                                COMPENSATION
                                 ANNUAL COMPENSATION            ------------
                         --------------------------------------   SECURITIES
NAME AND PRINCIPAL                                 OTHER ANNUAL  UNDERLYING   ALL OTHER
POSITION                 YEAR     SALARY   BONUS   COMPENSATION   OPTIONS    COMPENSATION
------------------       ----    -------- -------- ------------ ------------ ------------
Steve Wesson............ 1995    $175,000 $100,000     -- (1)         --           --
 President and CEO       1994(2)   70,564   25,000     -- (1)      33,000       $5,564
                         1993         N/A      N/A     N/A            N/A          N/A

--------
(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, if less.

(2) Includes compensation received as President and Chief Executive Officer of Citadel from August 5, 1994 to December 31, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following summarizes options granted in 1995(1).





                                                                             POTENTIALLY
                                        INDIVIDUAL GRANTS                 REALIZABLE VALUE AT
                         ------------------------------------------------   ASSUMED ANNUAL
                                       PERCENT OF                           RATES OF STOCK
                          NUMBER OF      TOTAL                             PRICE APPRECIATION
                          SECURITIES  OPTIONS/SARS                          FOR OPTION TERM
                          UNDERLYING   GRANTED TO                         -------------------
                         OPTIONS/SARS EMPLOYEES IN EXERCISE OR EXPIRATION    5%        10%
NAME                       GRANTED    FISCAL YEAR  BASE PRICE     DATE    ($/SHARE) ($/SHARE)
----                     ------------ ------------ ----------- ---------- --------- ---------
Steve Wesson............    33,000        100%        $2.69       2004     $55,925  $141,144

--------
(1) Although not granted until August 31, 1995, such options were provided for in Mr. Wesson's Employment Agreement, effective August 1994.

                 AGGREGATED OPTION/SAR IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                         OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                            SHARES                       AT FY-END (#)             AT FY-END (#)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
NAME                     EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ------------ ------------ ------------------------- -------------------------
Steve Wesson............     N/A          N/A            22,000/11,000(1)                 0(2)

--------
(1) As of the date hereof, all of Mr. Wesson's stock options are exercisable.
(2)None of the options held by Mr. Wesson are in-the-money.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  Citadel and Steve Wesson entered into an Executive Employment Agreement, effective as of August 4, 1994 (the "Employment Agreement"). The term of Mr. Wesson's Employment Agreement expired on August 4, 1996; however, pursuant to its terms, it was automatically renewed for an additional year and will be automatically renewed in subsequent years unless either party gives notice of non-renewal. Mr. Wesson is paid an annual salary of $175,000 and a minimum annual bonus of $50,000. Pursuant to the Employment Agreement, Mr. Wesson was granted options to purchase 33,000 shares of Common Stock of Citadel.

  On June 27, 1990, the Board authorized Citadel to enter into indemnity agreements with its then current as well as future directors and officers. Since that time, Citadel's officers and directors have entered into such agreements. Under these agreements, Citadel agrees to indemnify its officers and directors against all expenses, liabilities and losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, to which any such officer or director is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that he is, was, shall be or shall have been an officer or director, employee, agent or fiduciary of Citadel. Each of the current Citadel directors have entered into indemnity agreements with Citadel. Similar agreements also exist between Citadel's subsidiaries and the officers and directors of such subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee, which was re-established in 1995, are James J. Cotter and Alfred Villasenor, Jr. Prior to his resignation from the Board of Directors of the Company in 1996, William D. Gould served as Chairman of the Compensation Committee. Mr. Gould is a Director of Craig and serves as the Chairman of the Compensation Committee of Craig. Mr. Tompkins is the President and a Director of each of Reading Company, Reading Entertainment and Craig. Mr. Cotter is the Chairman of the Board of each of Reading Company, Reading Entertainment and Craig. Mr. Cotter is a member of the Executive Committees of Reading Company and Reading Entertainment, which committees, among other things, are responsible for the compensation of the executive officers of such companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). The SEC rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

  Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1995, all filing requirements applicable to reporting persons were complied with except as follows: Craig filed one late Form 4 to report the acquisition of a warrant to purchase 666,000 shares of Common Stock and James J. Cotter, based on his indirect ownership of the shares of Common Stock owned by Craig also, filed one late Form 4.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The report of the Compensation Committee of the Board of Directors with respect to executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation Committee of the Board of Directors of the Company is composed of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee, which was re-established in August 1995, is principally responsible for reviewing the performance of, and determining the compensation for the executive officers of the Company. The Company's executive compensation program is designed to attract and retain talented executives and motivate them to achieve the business objectives of the Company that the Board of Directors believes will enhance stockholder value.

  The Company's current compensation strategy is to supplement the executive officers' base level compensation with periodic cash bonuses in recognition of individual performance, and from time to time, grant stock options designed to link the executives' long-term compensation to appreciation in stockholder value. Specific components of the compensation of executive officers are as follows:

  Base Salary: The base salary of the Chief Executive Officer of the Company is set in accordance with his Employment Agreement. Since its re-establishment in 1995, the Compensation Committee has not had the opportunity to review the base salaries of other executive officers. It is anticipated that in the event the base salaries of other executive officers are to be set, such base salaries will be established upon a general review by the Compensation Committee of comparable compensation for positions requiring similar skills and capabilities and will reflect the performance of the officer in fulfilling his or her duties. Base salary does not directly reflect the financial performance of the Company.

  Bonus: The Company may award officers an annual bonus in an amount to be determined by the Compensation Committee. The Compensation Committee will consider such factors as it deems appropriate in determining such bonuses. As previously discussed, the Employment Agreement of Citadel's Chief Executive Officer provides for a minimum annual bonus.

  Stock Options: The Company previously adopted the 1987 Stock Option and Stock Appreciation Rights Plan in order to provide key employees with a long-term incentive which is based upon Citadel's long-term return to shareholders.

  Since August 4, 1994, Mr. Wesson has been the sole executive officer of Citadel who has received compensation for his services as an executive officer. Mr. Wesson and Mr. Tompkins are the executive officers of Citadel. In accordance with Citadel's policy on executive officer compensation, Mr. Wesson and Mr. Tompkins are not involved in the discussion of, or voting on, their respective compensation. Mr. Tompkins receives no compensation for his services as an executive officer, but receives director's fees.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  Amounts earned during 1995 by the Chief Executive Officer, Steve Wesson, are shown in the Summary Compensation Table. His 1995 base salary established pursuant to the terms of his Employment Agreement with the Company, was $175,000. In 1995, Mr. Wesson was granted a discretionary bonus of $50,000, in addition to the minimum bonus of $50,000 required by the terms of his Employment Agreement. The amount of his bonus was established in light of the terms of the Employment Agreement and his participation in both the restructuring and reorganization of Fidelity and the divestment of Citadel's interest in Fidelity. Mr. Wesson's Employment Agreement also provided for the grant of options to purchase 33,000 shares of Common Stock, all of which are vested as of the date hereof.

James J. Cotter
William D. Gould
Alfred Villasenor, Jr.

PERFORMANCE GRAPH

  The following line graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act, except to the extent Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

  The following line graph compares the cumulative total stockholder return on Common Stock from December 31, 1990 through December 31, 1995 against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Total Return Index for the Standard & Poor's 500 Stocks, (ii) the cumulative total return of the Company's current peer group, the CSRP Total Return Index for New York Stock Exchange, American Stock Exchange and NASDAQ Companies in the SIC Group Code 6510-6519 (US Companies) (Real Estate Operators (Except Developers) and Lessors) and (iii) the cumulative total return of the Company's former peer group, the Adjusted OTS Peer Group (Bay View Capital, Coast Savings, Downey Savings, San Francisco Federal Corporation and Union Federal Financial Corporation). Peer group returns have been weighted by the market capitalization of the individual peers. The graph assumes a $100 investment on December 31, 1990 and reinvestment of all dividends on a daily basis.

  Through August 4, 1994, Citadel was primarily engaged in the savings and loan business; therefore the Company has in the past measured its performance against that of the savings and loan industry in the compilation of this graph. In order to provide continuity to prior periods, Citadel has included this information. Since the Company disposed of principally all of its remaining interest in Fidelity in April 1995, Citadel has focused primarily on the management of a limited portfolio of commercial properties previously owned by Fidelity. In light of this focus, Citadel believes current performance is more appropriately compared to this new real estate peer group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG CITADEL HOLDINGS, S&P 500 INDEX, PEER GROUP AND OTS PEER INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           CITADEL      S&P                         OTS
(Fiscal Year Covered)        HOLDINGS     500 INDEX     PEER GROUP    PEER INDEX
-------------------          --------     ---------     ----------    ----------
Measurement Pt-  1990        $100           $100         $100         $100
FYE   1991                   $ 93.1         $130.7       $119.7       $ 66.95
FYE   1992                   $100           $140.7       $133         $ 82.32
FYE   1993                   $ 80.3         $154.4       $165.2       $107.99
FYE   1994                   $ 17.1         $156.5       $167.4       $ 91.84
FYE   1995                   $ 16.2         $215.4       $214.7       $N/A

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the shares of Common Stock, Preferred Stock and Voting Stock owned as of November 6, 1996 by (i) each director and nominee, (ii) all directors and executive officers as a group, and (iii) each person known to Citadel to be the beneficial owner of more than 5% of either the Common Stock or the Preferred Stock. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power.

  NAME AND ADDRESS OF BENEFICIAL          AMOUNT AND NATURE
              OWNER                    OF BENEFICIAL OWNERSHIP        PERCENT OF CLASS
  ------------------------------       -----------------------        ----------------
James J. Cotter                       4,304,506 shares of Common 49.2% of Common Stock and
 550 South Hope Street, Suite 1825     Stock and 1,329,114        100% of Preferred
 Los Angeles, California 90071         shares of Preferred Stock  Stock(1)
Steve Wesson                          33,000 shares of Common                *
 550 South Hope Street, Suite 1825     Stock(2)
 Los Angeles, California 90071
Alfred Villasenor, Jr.                10,000 shares of Common                *
 2214 Torrance Boulevard, Suite        Stock(3)
 201
 Torrance, California 90501
S. Craig Tompkins                                 --                         --
 550 South Hope Street, Suite 1825
 Los Angeles, California 90071
Ronald I. Simon                       10,000 shares of Common                *
 1020 Prospect Street, Suite 410C      Stock(3)
 La Jolla, California 92037
Craig Corporation                     4,304,506 shares of Common 49.2% of Common Stock and
 550 South Hope Street, Suite 1825     Stock and 1,329,114        100% of Preferred
 Los Angeles, California 90071         shares of Preferred Stock  Stock(1)
Reading Entertainment, Inc.           3,638,506 shares of Common 45% of Common Stock and
 30 South Fifteenth Street, Suite      Stock and 1,329,114        100% of Preferred
 1300                                  shares of Preferred Stock  Stock(1)
 Philadelphia, Pennsylvania 19102
Lawndale Capital Management, LLC      579,000 shares of Common   9.6% of Common Stock and
 One Sansome Street, Suite 3900        Stock(4)                   7.9% of Voting Stock(6)
 San Francisco, California 94104
Andrew E. Shapiro                     579,000 shares of Common   9.6% of Common Stock and
 One Sansome Street, Suite 3900        Stock(4)                   7.9% of the Voting
 San Francisco, California 94104                                  Stock(6)
Diamond A Partners, L.P.              501,100 shares of Common   8.3% of Common Stock and
 One Sansome Street, Suite 3900        Stock(4)                   6.8% of Voting Stock(6)
 San Francisco, California 94104
Diamond A Investors, L.P.             77,900 shares of Common    1.3% of Common Stock and
 One Sansome Street, Suite 3900        Stock(4)                   1.1% of Voting Stock(6)
 San Francisco, California 94104
John Winfield                         342,200 shares of Common   5.7% of the Common Stock
 2121 Avenue of the Stars, Suite       Stock(5)                   and 4.7% of Voting
 2020                                                             Stock(6)
 Los Angeles, California 90067
All Directors and Executive Officers  4,357,506 shares of Common 49.5% of Common Stock and
 as a Group (5 persons)                Stock and 1,329,114        100% of Preferred
                                       shares of Preferred Stock  Stock(1)

--------
(1) Mr. Cotter is the Chairman of Craig and Reading Entertainment and a principal shareholder of Craig. Craig currently owns approximately 77.4% of the voting power of the outstanding capital stock of Reading

    Entertainment. Craig owns directly a warrant (the "Warrant") to purchase 666,000 shares of Common Stock at an exercise price of $3.00 per share. Reading Entertainment owns directly 1,329,114 shares of Preferred Stock, stated value $3.95 per share, and, through a wholly-owned subsidiary, owns 1,564,473 shares of Common Stock. These securities have been listed as beneficially owned by Mr. Cotter and Craig due to the inter-relationship among Mr. Cotter, Craig and Reading Entertainment. The Common Stock underlying the Warrant (representing 666,000) have been listed as beneficially owned by Mr. Cotter and Craig, even though the exercise price is materially in excess of the current market value of such Common Stock. The disclosures set forth with respect to Mr. Cotter, Craig and Reading Entertainment with respect to their respective beneficial ownership of Common Stock and the Preferred Stock have assumed conversion of the Preferred Stock into 2,074,033 shares of Common Stock and, in the case of Craig and Mr. Cotter, exercise in full of the Warrant. However, this conversion feature is subject to certain limitations, including a formula exercise price which varies with the market price of Common Stock and the right of the Company to redeem the Preferred Stock to the extent the conversion feature is exercised and the exercise price would otherwise be less than $3.00 per share. Mr. Cotter disclaims beneficial ownership of all Citadel securities owned by Craig and/or Reading Entertainment.

(2) Pursuant to the terms of his Employment Agreement, Citadel granted Mr. Wesson options to purchase 33,000 shares of Common Stock. As of the date hereof, all of these options are vested.

(3) Includes 10,000 shares of Common Stock which may be acquired through the exercise of stock options granted pursuant to the 1996 Stock Option Plan.

(4) Includes 501,100 shares which are owned by Diamond A Partners, L.P. ("DAP") and 77,900 shares which are owned by Diamond A Investors, L.P. ("DAI") but have shared voting and dispositive power with Lawndale Capital Management, LLC and Andrew E. Shapiro. According to Amendment No. 5 to the Report on Schedule 13D filed on October 29, 1996, Lawndale Capital Management, LLC ("LCM") is the investment advisor to and general partner of DAP and DAI, which are investment limited partnerships. Andrew E. Shapiro is the sole manager of LCM.

(5) Based on Schedule 13D dated January 4, 1996, Mr. Winfield has sole voting and investment power with respect to 155,000 shares of Common Stock and shares voting and investment power for an additional 155,000 shares with Intergroup Corporation, and also shares investment power for an additional 32,200 shares with family members.

(6) Based on ownership assuming no conversion of the Preferred Stock or exercise of the Warrant.

 * Represents less than one percent of the outstanding shares of Citadel Common Stock.

CERTAIN TRANSACTIONS

 Reading Reorganization

  In October 1996, Citadel and its wholly-owned subsidiary, Citadel Acquisition Corp., Inc. ("CAC"), closed a transaction with Craig, Reading Entertainment and Reading Company and certain affiliates thereof. Pursuant to the terms of an Exchange Agreement, CAC contributed cash in the amount of $7 million to Reading Entertainment in exchange for (i) 70,000 shares of Series A Preferred Stock of Reading Entertainment, (ii) the granting to Citadel of an option, exercisable at any time until 30 days after Reading Entertainment files its Annual Report on Form 10-K for the year ended December 31, 1999, to exchange all or substantially all of its assets for shares of Reading Entertainment Common Stock, subject to certain contractual limitations and
(iii) the granting of certain demand and piggy-back registration rights with respect to Reading Entertainment Common Stock on conversion of the Series A Preferred Stock or on such asset exchange. Additionally, pursuant to the terms of such Exchange Agreement, Reading Entertainment issued (i) 125,098 shares of its Series B Preferred Stock and 563,210 shares of its common stock to Craig in exchange for a 50% interest in a cinema joint venture with a Reading Company affiliate and the 1,329,114 shares of Citadel Series A 3% Cumulative Voting Convertible Preferred Stock, par value $.01 per share (the "Citadel Series A Preferred Stock") owned by Craig and (ii) 424,902 shares of its Series B Preferred Stock and 1,912,980 shares of its common stock to a Craig affiliate in exchange for 693,650 shares of stock of Stater Bros. Holding Inc.

  Prior to the closing of this transaction, under the terms of the Citadel Series A Preferred Stock, Citadel had the right, at any time after November 10, 1997, to redeem the Citadel Series A Preferred Stock in whole or in part, for a redemption price equal to the stated value of the Citadel Series A Preferred Stock ($3.95 per share), plus accrued and unpaid dividends, plus a premium equal to an accrual from November 10, 1994 on the stated value at a percentage per annum (the "Accrual Percentage") of 9% until November 10, 1998, decreasing 1% each year thereafter until the Accrual Percentage reaches zero. In addition, if, at the date a holder of shares of Citadel Series A Preferred Stock elected to convert such shares into Common Stock, the market price of the Common Stock was less than $3.00 per share, Citadel had the right to redeem such shares of Preferred Stock, at the same redemption price. Finally, if a change of control of Citadel occurred, each holder of Citadel Series A Preferred Stock had the right to require redemption of the shares of Citadel Series A Preferred Stock held by him, also at the same redemption price. Pursuant to the Exchange Agreement, Reading Entertainment agreed that, immediately following its receipt of the shares of Citadel Series A Preferred Stock from Craig, it would deliver such shares to Citadel for an equal number of shares of Preferred Stock. The terms of the Citadel Series A Preferred Stock are substantially identical to the Preferred Stock except that (i) the Accrual Percentage is 3% from and after the closing and (ii) except on a change of control of Citadel, the holders of the Preferred Stock do not have the right to convert the Preferred Stock into Common Stock during the one-year period commencing on the 15th day following the filing of Citadel's Annual Report on Form 10-K for the year ending December 31, 1996.

  For a more detailed description of the foregoing transactions, please see the Form 8-K filed by Citadel with the SEC on October 30, 1996, which is hereby incorporated by reference.

 Executive Office Space and Consulting

  Commencing August 1995, Citadel began renting corporate office space from Craig on a month to month basis and engaged Craig to provide Citadel with certain administrative services. During fiscal 1995, $45,000 was paid to Craig for such rent and services. In addition, Citadel provided real estate consulting services to Reading Company during fiscal 1995, for which Citadel was paid $120,000.

 Settlement with Dillon and issuance of warrant to Craig Corporation

  On April 3, 1995, Citadel, Craig and Roderick K. Dillon and certain of his affiliates ("Dillon") entered into agreements to settle outstanding litigation between such parties. At the time of such settlement, Dillon was the beneficial owner of over 5% of the outstanding Common Stock of Citadel. In connection with the settlement, Citadel issued to Craig a two-year warrant to purchase at $3.00 per share 666,000 shares of Common Stock of Citadel that had been transferred to Citadel by Dillon in their settlement with Citadel.

CHANGE OF CONTROL

  As a consequence of the transactions described above under the heading "Reading Reorganization", Reading Entertainment owns 1,329,114 shares of Preferred Stock, which when considered with 1,564,473 shares of Common Stock held by Reading Entertainment, represents approximately 39.5% of the aggregate voting power of all outstanding shares of Citadel's capital stock (excluding shares of Common Stock to be received upon conversion of the Preferred Stock and exercise of the Warrant). Craig also holds the Warrant to purchase 666,000 shares of Common Stock at an exercise price of $3.00 per share. If the Preferred Stock were converted into Common Stock and such Warrant held by Craig were exercised, Reading Entertainment and Craig, on November 6, 1996, would have held approximately 49.2% of the aggregate voting power of such capital stock. Nevertheless, since the conversion price of the Preferred Stock is based on a 60 trading day average of the market price of the Common Stock, Reading Entertainment and Craig could, depending upon the market price of the Common Stock, beneficially own more than a majority of the aggregate voting power of Citadel's capital stock.

          CITADEL'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche have been the independent certified public accountants for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for Citadel for the remainder of 1996. Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                       AVAILABILITY OF CERTAIN DOCUMENTS

  A copy of Citadel's Annual Report for its fiscal year ended December 31, 1995 is enclosed. The previously mentioned Form 8-K filed by Citadel with the SEC on October 30, 1996 (not including exhibits) will be provided without charge to each shareholder so requesting in writing. Each request must set forth a good faith representation that, as of November 6, 1996, the record date for the Annual Meeting, the person making the request beneficially owned share(s) of Common Stock of the Company. The written request should be directed to: Citadel Holding Corporation, 550 S. Hope Street, Los Angeles, California 90071, Attention: S. Craig Tompkins, Corporate Secretary.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder of Citadel wishing to submit a proposal for inclusion in the Proxy Statement relating to the Company's 1997 Annual Meeting of Stockholders must deliver such proposal to the Company at its principal office on or before July 18, 1997. The Board of Directors will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposal will be included in its 1997 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1997 Annual Meeting of Stockholders, who has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board of Directors of Citadel was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins

                                          S. Craig Tompkins
                                          Corporate Secretary

Los Angeles, California
November 14, 1996

  PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

  IF YOU HAVE ANY QUESTIONS, OR HAVE ANY DIFFICULTY VOTING YOUR SHARES, PLEASE CONTACT CORPORATE INVESTOR COMMUNICATIONS, INC. BY CALLING (201) 896-1900.

                                   P R O X Y

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CITADEL HOLDING CORPORATION

             FOR ANNUAL MEETING OF STOCKHOLDERS--DECEMBER 18, 1996

  The undersigned stockholder of Citadel Holding Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated November 14, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints James J. Cotter, Steve Wesson and S. Craig Tompkins, and each of them (each with full power of substitution and with full power to act without the others and, if two or more of them act hereunder, by action of a majority of them), the proxies of the undersigned, to represent the undersigned and to vote all the shares of voting stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held December 18, 1996 at 10:00 a.m. (Los Angeles time) at the Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California, and at any adjournment or postponement thereof.

                          (Continued on reverse side)

                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------

                                                         Please mark
                                                         your votes as  [X]
                                                         indicated in
                                                         this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

                                           WITHHELD
1. ELECTION OF DIRECTORS.         FOR       FOR ALL
   James J. Cotter                [_]         [_]
   S. Craig Tompkins
   Ronald I. Simon
   Alfred Villasenor, Jr.

2. IN THE PROXIES' DISCRETION TO VOTE UPON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER THAT WILL BE PRESENTED FOR ACTION AT THE MEETING.

WITHHELD FOR: (Write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; WHERE NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES IN THE MATTERS DESCRIBED IN PROPOSAL 2.

COMMENTS: (Change of address)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Signature(s) __________________________  Dated: ________________________ , 1996

Please sign exactly as name appears hereon. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, attorney, or corporate officer, please add your full title as such.

             (PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT
                          IN THE ENCLOSED ENVELOPE.)

                             FOLD AND DETACH HERE